United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 24, 2018

Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway Suite 155 Alpharetta, GA	30004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Credit and Guaranty Agreement with SunTrust Bank

On December 24, 2018, Pipeline Cynergy Holdings, LLC; Priority Institutional Partner Services LLC; Priority Payment Systems Holdings LLC, each subsidiaries of Priority Technology Holdings, Inc. (the “Company”), as borrowers (the “Borrowers”), entered into a third amendment (the “Amendment”) to their Credit and Guaranty Agreement (the “Senior Credit Agreement”), with Priority Holdings, LLC, a wholly-owned subsidiary of the Company, as guarantor, the other guarantors party thereto, SunTrust Bank, as administrative agent and collateral agent, and certain lenders from time to time party to the Senior Credit Agreement. Pursuant to the terms of the Amendment, (i) the term loan was increased in an aggregate principal amount of $60.0 million funded by certain lenders on the effective date of the Amendment and (ii) the term loan commitments were increased by $70.0 million funded by certain lenders on a delayed basis on up to three separate dates thereafter. Until the additional $70.0 million is drawn, the Borrowers will pay a fee on the undrawn amounts at a rate of 2.50% per annum from the 31st day after the date of the Amendment to the 60th day and 5.00% per annum thereafter for so long as the amounts remain committed and undrawn. In addition, the Borrowers will be required to pay of 0.50% of any of the additional $70.0 million that is drawn.

The foregoing description of the Amendment included herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Third Amendment to Credit and Guaranty Agreement with Goldman Sachs Specialty Lending Group, L.P.

On December 24, 2018, Priority Holdings, LLC, as borrower, entered into a third amendment (the “GS Amendment”) to the Credit and Guaranty Agreement among Priority Holdings, LLC, as borrower, the other credit parties party thereto, as guarantors, Goldman Sachs Specialty Lending Group, L.P., as administrative agent, and certain lenders from time to time party thereto to permit the additional $130.0 million of borrowings under the Senior Credit Agreement pursuant to the Amendment.

The foregoing description of the GS Amendment included herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the GS Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 24, 2018, Priority Payment Systems LLC, a wholly-owned subsidiary of the Company, acquired certain assets consisting primarily of rights to receive residual payments, commissions or other similar payments from contract arrangements acquired from the sellers. The sellers were Direct Connect Merchant Services LLC and Blue Parasol Group LLC. The initial cash purchase price paid to the sellers was $44.75 million, and this amount was borrowed under the Senior Credit Agreement. Subject to certain terms and conditions Priority Payment Systems LLC may be required to pay to the sellers as additional consideration a one-time subsequent cash payment of up to $8.5 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit	Description
10.1	Third Amendment to the Credit and Guaranty Agreement, dated as of December 24, 2018, by and among Pipeline Cynergy Holdings, LLC, Priority Institutional Partner Services, LLC, Priority Payment Systems Holdings LLC, Priority Holdings, LLC, the other Guarantors, each 2018-2 Incremental Term Loan Lender, each Delayed Draw Term Loan Lender, each other Lender and SunTrust Bank
10.2	Consent and Third Amendment to the Credit and Guaranty Agreement, dated as of December 24, 2018, by and among Priority Holdings LLC, the Guarantors, the Lenders and Goldman Sachs Specialty Group, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2018

PRIORITY TECHNOLOGY HOLDINGS, INC.

	By:	/s/ Michael Vollkommer
Name: Michael Vollkommer
Title: Chief Financial Officer